UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 28, 2023

(Date of earliest event reported)

Umpqua Holdings Corporation

(Exact name of registrant as specified in its charter)

Oregon	001-34624	93-1261319
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200

Portland, Oregon 97258

(address of Principal Executive Offices) (Zip Code)

(503) 727-4100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE
Common Stock	UMPQ	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 11, 2021 (the “Merger Agreement”), as amended by Amendment No. 1 to the Merger Agreement, dated as of January 9, 2023, by and among Umpqua Holdings Corporation, an Oregon corporation (“Umpqua”), Columbia Banking System, Inc., a Washington corporation (“Columbia”), and Cascade Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Columbia (“Merger Sub”).

Effective on February 28, 2023 (the “Closing Date”), Umpqua completed its previously announced all-stock combination with Columbia. Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into Umpqua (the “Merger”) at the effective time of the Merger (the “Effective Time”), with Umpqua surviving the Merger (the “Surviving Entity”). Immediately following the Merger, Columbia caused the Surviving Entity to be merged with and into Columbia (the “Subsequent Merger” and together with the Merger, the “Mergers”), with Columbia surviving the Subsequent Merger. Promptly following the Subsequent Merger, Columbia State Bank, a Washington state-chartered commercial bank and a wholly owned subsidiary of Columbia, merged with and into Umpqua Bank, an Oregon state-chartered commercial bank and, by virtue of the Mergers, a wholly owned subsidiary of Columbia (the “Bank Merger”), with Umpqua Bank surviving the Bank Merger.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each share of common stock, no par value, of Umpqua (“Umpqua Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by Columbia, Umpqua or Merger Sub, was converted into the right to receive 0.5958 of a share (the “Exchange Ratio,” and such shares, the “Merger Consideration”) of common stock, no par value, of Columbia (“Columbia Common Stock”), with cash (without interest) paid in lieu of fractional shares.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding Umpqua equity award granted under Umpqua’s equity compensation plans was generally converted into a corresponding award with respect to Columbia Common Stock, with the number of shares underlying such award (and, in the case of stock options, the applicable exercise price) adjusted based on the Exchange Ratio. Each such converted Columbia equity award continues to be subject to the same terms and conditions as applied to the corresponding Umpqua equity award immediately prior to the Effective Time, except that, (i) in the case of Umpqua performance share unit awards granted prior to fiscal year 2023 with a total shareholder return performance condition, the number of shares underlying the converted Columbia equity award was determined based on performance at the 100% (target) level for the 2020-2023 performance period and performance at the 115.75% level for the 2021-2023 performance period, with such awards continuing to vest after the Effective Time solely based on continued service, (ii) in the case of Umpqua performance share unit awards granted prior to fiscal year 2023 with a return on average tangible common equity performance condition, the number of shares underlying the converted Columbia equity award was determined based on performance at the 100.4% level for the 2020-2022 performance period and performance at the 100% (target) level for the 2021-2023 performance period, with such awards continuing to vest after the Effective Time solely based on continued service, and (iii) in the case of deferred share awards of Umpqua Common Stock held by non-employee members of Umpqua’s board of directors, such awards were converted into a fully vested deferred stock award of Columbia Common Stock adjusted based on the Exchange Ratio. In addition, at the Effective Time, each outstanding Columbia performance stock unit award granted prior to fiscal year 2023 under Columbia’s equity compensation plans was converted into a Columbia restricted stock unit award based on the number of shares of Columbia Common Stock underlying such award immediately prior to the Effective Time that would be earned assuming the achievement of the applicable performance goals based on the higher of target performance and actual performance through the latest practicable date prior to the Effective Time resulting in performance at the 100% level for the 2021-2024 performance period and performance at the 106% level for the 2022-2025 performance period, with such awards continuing to vest after the Effective Time solely based on continued service. In addition, each Umpqua performance share unit award that was granted in 2023 was converted into a corresponding award with respect to Columbia Common Stock, with the number of shares underlying such award determined as set forth in the applicable award agreement and adjusted based on the Exchange Ratio, and each such converted Columbia award will be subject to the same terms and conditions (including performance-based vesting terms) as were applicable to the corresponding Umpqua performance share unit award immediately prior to the Effective Time. The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The total aggregate consideration delivered to holders of Umpqua Common Stock in the Merger was approximately 129,575,804 shares of Columbia Common Stock. The issuance of shares of Columbia Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-261281) filed by Columbia with the Securities and Exchange Commission (the “SEC”) on December 2, 2021 and declared effective on December 3, 2021.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, Umpqua notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had closed and requested that Nasdaq (i) suspend trading of Umpqua Common Stock prior to the opening of trading on March 1, 2023, (ii) withdraw Umpqua Common Stock from listing on Nasdaq prior to the opening of trading on March 1, 2023, and (iii) file with the SEC a notification on Form 25 of delisting of Umpqua Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Umpqua Common Stock is no longer listed on Nasdaq.

Additionally, Columbia, as successor to Umpqua, intends to file with the SEC as promptly as possible a certification on Form 15 requesting the termination of registration of Umpqua Common Stock under Section 12(g) of the Exchange Act and the suspension of Umpqua’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to the Rights of Security Holders.

At the Effective Time, each holder of a certificate or book-entry share representing any shares of Umpqua Common Stock ceased to have any rights with respect thereto, except the right to receive the Merger Consideration as described above and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth in the Introductory Note, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, in accordance with the terms of the Merger Agreement, each of Umpqua’s directors and executive officers ceased serving in such capacities and Columbia expanded the size of its board of directors to fourteen (14) directors. Seven (7) former directors of Umpqua were appointed to serve as directors of Columbia, in each case effective as of the Effective Time: Cort L. O’Haver, Peggy Y. Fowler, Luis F. Machuca, Maria M. Pope, John F. Schultz, Hilliard C. Terry, III and Anddria Clack-Rogers Varnado.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Articles of Incorporation of Umpqua and the Bylaws of Umpqua became the organizational documents of the Surviving Entity. As of the effective time of the Subsequent Merger (the “Second Effective Time”), the Articles of Incorporation of the Surviving Entity and the Bylaws of the Surviving Entity ceased to be in effect by operation of law.

The Amended and Restated Articles of Incorporation of Columbia and the Amended and Restated Bylaws of Columbia, as in effect immediately prior to the Second Effective Time, remained the Amended and Restated Articles of Incorporation of Columbia (as successor to the Surviving Entity by operation of law) and the Amended and Restated Bylaws of Columbia, as amended, in each case consistent with the terms of the Merger Agreement.

Copies of Columbia’s Amended and Restated Articles of Incorporation, Articles of Amendment of the Amended and Restated Articles of Incorporation, and Amended and Restated Bylaws are included as Exhibit 3.1, Exhibit 3.2, Exhibit 3.3 and Exhibit 3.4 hereto, respectively, each of which is incorporated by reference herein. The information set forth in the Introductory Note of this Current Report on Form 8-K is also incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On March 1, 2023, Umpqua and Columbia jointly issued a press release announcing the completion of their all-stock combination. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated October 11, 2021, by and among Umpqua Holdings Corporation, Columbia Banking System, Inc. and Cascade Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Umpqua Holdings Corporation’s Form 8-K filed with the SEC on October 15, 2021 (File No. 001-34624)).

2.2	Amendment No. 1, dated as of January 9, 2023, to the Agreement and Plan of Merger, dated as of October 11, 2021, by and among Umpqua Holdings Corporation, Columbia Banking System, Inc. and Cascade Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Umpqua Holdings Corporation’s Form 8-K filed with the SEC on January 10, 2023 (File No. 001-34624)).

3.1	Amended and Restated Articles of Incorporation of Columbia Banking System, Inc. (incorporated by reference to Exhibit 3.1 to Columbia Banking System, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 7, 2013 (File No. 000-20288)).

3.2	Articles of Amendment of the Amended and Restated Articles of Incorporation of Columbia Banking System, Inc., effective as of April 22, 2015 (incorporated by reference to Exhibit 4.4 to Columbia Banking System, Inc.’s Registration Statement on Form S-3 filed with the SEC on August 6, 2015 (File No. 333-206125)).

3.3	Articles of Amendment of the Amended and Restated Articles of Incorporation of Columbia Banking System, Inc., effective as of February 28, 2023 (incorporated by reference to Exhibit 3.3 to Columbia Banking System, Inc.’s Form 8-K filed with the SEC on March 1, 2023).

3.4	Amended and Restated Bylaws of Columbia Banking System, Inc. (incorporated by reference to Exhibit 3.4 to Columbia Banking System, Inc.’s Form 8-K filed with the SEC on March 1, 2023).

99.1	Joint Press Release of Umpqua Holdings Corporation and Columbia Banking System, Inc., dated March 1, 2023.

104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC. (as successor by merger to Umpqua Holdings Corporation)

Date: March 1, 2023	By:	/s/ Kumi Yamamoto Baruffi
Kumi Yamamoto Baruffi
General Counsel